UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2006

Encore Medical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26538	65-0572565
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Metric Blvd., Austin, Texas		78758
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 832-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 25, 2006, Encore Medical Corporation ("Encore") issued a press release announcing that Peter W. Baird, 40, was appointed Group President – Therapeutic Devices of Encore effective October 1, 2006, which was disclosed by Encore in the Form 8-K filed with the Securities and Exchange Commission on September 25, 2006. At the time of the filing of the September 25, 2006 Form 8-K, the terms of the employment agreement between Encore and Mr. Baird had not yet been determined.

Encore entered into an employment agreement with Mr. Baird (the "Agreement") effective as of October 1, 2006, which will govern Mr. Baird’s employment with Encore. The initial employment term under the Agreement ends on the third annual anniversary date of the "Effective Date" of October 1, 2006 (the "Initial Term"). The Initial Term will be renewed for successive one-year periods (the "Renewal Term" and together with the Initial Term, the "Employment Term") unless either Mr. Baird or Encore provides written notice to the other party of its intent not to renew one-hundred eighty (180) days prior to the end of the Initial Term or any Renewal Term, as applicable.

The Agreement provides for a base salary of $300,000 per year, and provides that Mr. Baird is entitled to at least a five percent (5%) annual increase in base salary on each annual anniversary of the Effective Date (with Mr. Baird’s base salary as in effect from time to time referred to herein as the "Base Salary"), and Mr. Baird is entitled to participate in Encore’s compensation and employee benefit plans (other than annual bonus and severance plans) generally made available to Encore’s other senior executives ("Employee Benefits"). Mr. Baird is eligible to earn (i) an annual bonus award (an "Annual Bonus") targeted at sixty-seven percent (67%) of Mr. Baird’s Base Salary (the "Annual Bonus Opportunity"), based only upon the achievement of certain performance targets of Encore established by Encore and contingent upon Mr. Baird’s continued employment through the specified payment date, and (ii) a supplemental bonus award (a "Supplemental Bonus") targeted at one hundred percent (100%) of Mr. Baird’s Base Salary (the "Supplemental Bonus Opportunity"), based only upon Encore’s achievement of incentive targets to be established by Encore, and contingent upon Mr. Baird’s continued employment with Encore through the specified payment date. On the closing date of the merger of Encore with Grand Slam Acquisition Corp. pursuant to that certain Merger Agreement dated June 30, 2006 by and among Encore, Grand Slam Holdings LLC and Grand Slam Acquisition Corp. (the "Closing Date"), Encore is to grant Mr. Baird an amount of stock options (to be determined by Encore’s Chief Executive Officer in his reasonable discretion) to purchase common stock of Encore (the "Initial Stock Option Grant") under a new stock incentive plan that Encore may adopt on or after such date. The terms and conditions of such stock option grants will be as set forth in the to-be determined stock incentive plan, when effective, and such time-based and performance-based stock option award agreements as are set forth for Encore’s other senior executives.

Mr. Baird’s employment may be terminated by either party at any time and for any reason; provided that each party will be required to give the other party at least thirty (30) days advance written notice of any such termination. Mr. Baird’s employment may be terminated by Encore for "Cause" (as defined in the Agreement) and shall terminate automatically upon Mr. Baird’s resignation without "Good Reason" (as defined in the Agreement). If Mr. Baird’s employment is terminated by Encore for "Cause", or if Mr. Baird resigns without "Good Reason", Mr. Baird would be entitled to receive (i) a lump sum payment equal to his Base Salary through the date of termination; (ii) reimbursement for any unreimbursed business expenses; (iii) any earned but unpaid Annual Bonus and Supplemental Bonus with respect to the most recently completed calendar year which has ended prior to the date on which such termination occurs; (iv) a lump sum payment to any accrued and unused vacation pay; and (v) Employee Benefits, if any, as to which Mr. Baird (or his dependents or beneficiaries, as applicable) may be entitled under Encore’s employee benefit plans (collectively, clause (i) through (v) hereof being referred to as the "Accrued Rights").

Mr. Baird’s employment may be terminated by Encore without "Cause" or by Mr. Baird’s resignation for "Good Reason". If Mr. Baird’s employment is terminated by Encore without "Cause" (other than by reason of death or disability) or if Mr. Baird resigns for "Good Reason", Mr. Baird would be entitled to receive (i) the Accrued Rights; (ii) a lump sum equal to the sum of: (A) the most recent Annual Bonus, if any, awarded to Mr. Baird, or, if such termination occurs in 2006 or 2007, sixty-seven percent (67%) of Mr. Baird’s Base Salary during the year such termination occurs and (B) the most recent Supplemental Bonus, if any, awarded to Mr. Baird, or, if such termination occurs in 2006 or 2007, one hundred percent (100%) of Mr. Baird’s Base Salary during the year such termination occurs; and (iii) subject to Mr. Baird’s continued compliance with the non-competition and confidentiality provisions of the Agreement, continued payment of the Base Salary for twelve (12) months after the date of such termination (provided the aggregate amount described in clauses (ii) and (iii) are to be reduced by the present value of any other cash severance payable to Mr. Baird under any of Encore’s other plans, programs or arrangements).

The Agreement provides that Mr. Baird will be subject to a covenant not to compete and a covenant not to solicit employees of Encore at all times during the Employment Term and for a period of one year following the date Mr. Baird ceases to be employed by Encore and a covenant not to disclose confidential information during and after the Employment Term.

The foregoing is a summary of the material terms of the Agreement. Such summary is not a complete description of all of the terms and is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit 10.1 Employment Agreement between Encore Medical Corporation and Peter Baird effective as of October 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Medical Corporation

October 4, 2006	By:	/s/ Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Executive Vice President - General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Encore Medical Corporation and Peter Baird effective as of October 1, 2006